EXHIBIT 99.2


                             J. LINDEBERG USA CORP.


                          INDEX TO FINANCIAL STATEMENTS



                                                                            PAGE
                                                                            ----

AUDITED FINANCIAL STATEMENTS:

   Report of Independent Registered Public Accounting Firm...............     2

   Balance Sheets as of June 30, 2008 and 2007...........................     3

   Statements of Operations for the Years Ended June 30, 2008
      and 2007...........................................................     4

   Statement of Stockholder's Deficit from July 1, 2006 through
      June 30, 2008......................................................     5

   Statements of Cash Flows for the Years Ended June 30, 2008
      and 2007...........................................................     6

   Notes to the Financial Statements.....................................     7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Stockholders
J. Lindeberg USA Corp.

         We have audited the accompanying balance sheets of J. Lindeberg USA Corp. (the "Company") as of June 30, 2008 and 2007 and the related statements of operations, stockholder's deficit and cash flows for each of the years ended June 30, 2008 and 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As explained in Note 12, the Company purchases substantially all of its finished goods and samples from its sole stockholder, J. Lindeberg AB.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of J. Lindeberg USA Corp., as of June 30, 2008 and 2007 and the results of its operations and its cash flows for each of the years ended June 30, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.


/s/ Grobstein, Horwath & Company LLP
------------------------------------
Sherman Oaks, California
October 20, 2008

                             J. LINDEBERG USA CORP.


                                 BALANCE SHEETS


                                                      June 30,        June 30,
                                                        2008            2007
                                                    -----------     -----------
                     ASSETS
Current Assets:
   Cash and cash equivalents ...................    $   494,706     $   386,596
   Due from factor .............................        711,946         655,339
   Accounts receivable, net of allowance for
    doubtful accounts ..........................        314,044         953,757
   Inventory ...................................        503,733         943,467
   Prepaid expenses and other current assets ...        215,579         150,930
   Deferred income taxes .......................        286,000         230,000
                                                    -----------     -----------
     Total current assets ......................      2,526,008       3,320,089

Property and equipment, net of accumulated
 depreciation and amortization .................         27,001          69,457
Deferred income taxes ..........................          9,000           3,000
Intangible asset ...............................        497,443         497,443
Other assets ...................................        385,140         325,000
                                                    -----------     -----------
Total assets ...................................    $ 3,444,592     $ 4,214,989
                                                    ===========     ===========

     LIABILITIES AND STOCKHOLDER'S DEFICIT
Current Liabilities:
   Accounts payable and accrued expenses .......    $   221,079     $   243,566
   Due to stockholder ..........................      5,332,792       4,745,051
                                                    -----------     -----------
     Total current liabilities .................      5,553,871       4,988,617

Deferred tax liabilities .......................         29,000          16,000
                                                    -----------     -----------
     Total liabilities .........................      5,582,871       5,004,617
                                                    -----------     -----------


Stockholder's deficit:
   Common stock, $0.001 par value, 10,000
    shares authorized; 1,000 shares issued
    and outstanding at June 30, 2008 and
    June 30, 2007 ..............................              1               1
   Additional paid-in capital ..................        800,000         800,000
   Accumulated deficit .........................     (2,938,280)     (1,589,629)
                                                    -----------     -----------
Total stockholder's deficit ....................     (2,138,279)       (789,628)
                                                    -----------     -----------
Total liabilities and stockholder's deficit ....    $ 3,444,592     $ 4,214,989
                                                    ===========     ===========


                       See Notes to Financial Statements.

                             J. LINDEBERG USA CORP.


                            STATEMENTS OF OPERATIONS



                                                         Year Ended June 30,
                                                     --------------------------
                                                         2008           2007
                                                     -----------    -----------

Net sales ........................................   $ 8,370,105    $ 5,190,509
Cost of goods sold ...............................     5,858,494      3,460,690
                                                     -----------    -----------
 Gross profit ....................................     2,511,611      1,729,819
                                                     -----------    -----------

Selling expenses .................................       917,202      1,009,170
General and administrative expenses ..............     2,980,917      2,535,840
                                                     -----------    -----------

 Total operating expenses ........................     3,898,119      3,545,010
                                                     -----------    -----------

Loss from operations .............................    (1,386,508)    (1,815,191)

Interest income, net .............................       (15,839)        (8,562)
Loss on disposal of fixed assets .................        24,578           --
                                                     -----------    -----------
 Total other expense (income) ....................         8,739         (8,562)
                                                     -----------    -----------

Loss before income tax benefit ...................    (1,395,247)    (1,806,629)
Income tax benefit ...............................       (46,596)      (217,000)
                                                     -----------    -----------

Net loss .........................................   $(1,348,651)   $(1,589,629)
                                                     ===========    ===========

Basic and diluted weighted average loss per common
 share ...........................................   $ (1,348.65)   $ (1,589.63)
                                                     ===========    ===========

Basic and diluted weighted average common shares
 outstanding .....................................         1,000          1,000
                                                     ===========    ===========


                       See Notes to Financial Statements.

                             J. LINDEBERG USA CORP.

                       STATEMENT OF STOCKHOLDER'S DEFICIT



                                  Common Stock          Additional
                           -------------------------     Paid-in     Accumulated
                              Shares        Amount       Capital       Deficit         Total
                           -----------   -----------   -----------   -----------    -----------
Balance at July 1, 2006          1,000   $         1   $      --     $      --      $         1

Capital contribution ...          --            --         800,000          --          800,000
Net loss ...............          --            --            --      (1,589,629)    (1,589,629)
                           -----------   -----------   -----------   -----------    -----------
Balance at June 30, 2007         1,000   $         1   $   800,000   $(1,589,629)   $  (789,628)
                           -----------   -----------   -----------   -----------    -----------

Net loss ...............          --            --            --      (1,348,651)    (1,348,651)
                           -----------   -----------   -----------   -----------    -----------
Balance at June 30, 2008         1,000   $         1   $   800,000   $(2,938,280)   $(2,138,279)
                           ===========   ===========   ===========   ===========    ===========


                       See Notes to Financial Statements.

                             J. LINDEBERG USA CORP.

                            STATEMENTS OF CASH FLOWS


                                                                                    Year Ended June 30,
                                                                                --------------------------
                                                                                    2008           2007
                                                                                -----------    -----------
Cash flows from operating activities:
  Net loss ..................................................................   $(1,348,651)   $(1,589,629)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization ..........................................        27,305         14,272
     Allowance for doubtful accounts ........................................       111,105        232,000
     Deferred income taxes ..................................................       (49,000)      (217,000)
     Loss on disposal of assets .............................................        24,578           --
     Changes in operating assets and liabilities:
       Receivables ..........................................................       472,001     (1,841,096)
       Inventory ............................................................       439,734       (943,467)
       Prepaid expenses and other current assets ............................       (64,649)      (150,930)
       Other assets .........................................................       (60,140)      (325,000)
       Accounts payable and accrued expenses ................................       (22,487)       243,566
                                                                                -----------    -----------
         Net cash flows used in operating activities ........................      (470,204)    (4,577,284)
                                                                                -----------    -----------

Cash flows from investing activities:
  Acquisition of distribution rights ........................................          --         (497,443)
  Acquisition of property and equipment .....................................        (9,427)       (83,729)
                                                                                -----------    -----------
     Net cash flows used in investing activities ............................        (9,427)      (581,172)
                                                                                -----------    -----------

Cash flows from financing activities:
  Advances from stockholder .................................................       587,741      5,545,051
                                                                                -----------    -----------

Net increase in cash and cash equivalents ...................................       108,110        386,595
Cash and cash equivalents, beginning of year ................................       386,596              1
                                                                                -----------    -----------
Cash and cash equivalents, end of year ......................................   $   494,706    $   386,596
                                                                                ===========    ===========

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
  Interest ..................................................................   $   (15,839)   $    (8,562)
  Income taxes ..............................................................         1,158            510
  Non-cash financing transaction:
     Advances from shareholder contributed to capital .......................          --          800,000


                       See Notes to Financial Statements.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

ORGANIZATION

         J. Lindeberg USA Corp. (the "Company") is a New York corporation established in June of 2006. The Company is a wholly-owned subsidiary of J. Lindeberg AB, a Swedish Corporation. J. Lindeberg AB is a distributor of J. Lindeberg(TM) branded apparel in over twenty countries and its clothing is available in flagship stores in New York, Los Angeles, Stockholm, Tokyo, Kyoto and Hong Kong.

         Effective July 1, 2006, the Company purchased the existing business and distribution rights to sell products bearing the J. Lindeberg(TM) tradename in the United States from Triluxe Apparel Group Inc.

         In June 2008, the Company signed a letter of intent to form a limited liability company with People's Liberation, Inc., a Delaware corporation. People's Liberation, Inc. markets and sells high-end casual apparel under the brand names "People's Liberation" and "William Rast." Pursuant to the letter of intent, the new entity, J. Lindeberg USA, LLC ("JLUS"), will source, market, and distribute J. Lindeberg(TM) branded apparel in the United States on an exclusive basis.

         Effective July 1, 2008, People's Liberation, Inc., through its wholly-owned subsidiary, Bella Rose, LLC (collectively "PPLB"), and the Company entered into an operating agreement and other related agreements for JLUS. The agreements provide that the Company and PPLB each hold a 50% interest in JLUS with the business of JLUS being operated by PPLB. Under the terms of the agreements, the Company contributed to JLUS $20,000 in cash as well as the majority of its operating assets consisting primarily of accounts receivable and inventory. PPLB contributed to JLUS $20,000 in cash and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010. The agreements also provide that the Company will, among other things, make available to JLUS for purchase all new collections of J. Lindeberg(TM) branded apparel, and provide for the factory-direct purchase by JLUS of J. Lindeberg(TM) branded apparel on terms no less favorable than terms received by J. Lindeberg AB or its affiliates for the same or substantially the same merchandise. In addition, the agreements provide for a license from J. Lindeberg AB to JLUS of the J. Lindeberg(TM) trademark and other related trademarks for use in the United States on an exclusive basis for a period of 25 years.

         The Company has elected a June 30 year end for financial reporting purposes.

NATURE OF OPERATIONS

         The Company markets and sells high-end casual apparel under the brand name "J. Lindeberg" on an exclusive basis through its retail store and to better department stores, specialty stores and boutiques in the United States. The majority of the merchandise the Company offers consists of golf wear, knits, wovens, and outerwear for men. The Company commenced business in July 2006.

         The Company is headquartered in New York, New York, and maintained a showroom and retail store in New York prior to the formation of JLUS.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

REVENUE RECOGNITION

         The Company recognizes revenues in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, as amended by SAB No. 104. Wholesale revenue is recognized when merchandise is shipped to a customer, at which point title transfers to the customer, and when collection is reasonably assured. Customers are not given extended terms or dating or return rights without proper prior authorization. Revenue is recorded net of estimated returns, charge backs and markdowns based upon management's estimates and historical experience. Retail store revenue is recognized when merchandise is purchased from a customer and when collection is reasonably assured.

COMPREHENSIVE INCOME

         The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. There were no material other comprehensive income items for the years ended June 30, 2008 and 2007.

ADVERTISING

         Advertising costs are charged to expense as of the first date the advertisements take place. Advertising expenses included in selling expenses approximated $67,000 and $12,000 for the years ended June 30, 2008 and 2007, respectively.

INVENTORY

         Inventory, consisting of finished goods, is stated at the lower of cost (first-in, first-out method) or market value. Inventory is evaluated for obsolescence and slow-moving items based on management's analysis of sales levels, sales projections and inventory levels.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Upon retirement or other disposition of property and equipment, applicable cost and accumulated depreciation and amortization are removed from the accounts and any gains or losses are included in results of operations.

         Depreciation   of  property  and   equipment  is  computed   using  the
straight-line method based on estimated useful lives of the assets as follows:

         Furniture and fixtures     5 years

         Leasehold                  improvements   Term  of  the  lease  or  the
                                    estimated life of the related improvements, whichever is shorter.

         Computer Software          5 years

INTANGIBLE ASSET

         Intangible asset consists of exclusive  distribution  rights related to
J. Lindeberg(TM) branded apparel (Note 7).

         Costs incurred related to the Company's distribution rights have an indefinite live, and therefore, no amortization expense is recorded in the related statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS AND INTANGIBLES

         Long-lived assets, including distribution rights related to J. Lindeberg(TM) branded apparel, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. For the years June 30, 2008 and 2007, the Company has not recorded an impairment loss related to intangible assets.

INCOME TAXES

         The Company is a New York corporation and taxes are calculated at C-Corporation income tax rates.

         Deferred income taxes are recognized using the asset and liability method by applying income tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

         In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48 ("FIN 48"), ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES, an interpretation of SFAS No. 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company adopted the provisions of FIN 48 on January 1, 2007. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

         The Company files U.S. Federal tax returns and New York franchise tax returns. For the U.S. Federal return, all periods are subject to tax examination by the U.S. Internal Revenue Service ("IRS"). The Company does not currently have any ongoing tax examinations with the IRS. The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FIN 48. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48 and does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next 12 months.

         Income taxes are further described in Note 11.

CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially expose the Company to concentration of credit risk, consist primarily of cash and cash equivalents, trade accounts receivable, and amounts due from factor. Concentration of credit risk with respect to trade accounts receivable is significantly mitigated by the use of a factor, which effectively transfers a substantial amount of credit risk to the factor. The Company and its factor perform on-going credit evaluations of its customers and the Company maintains an allowance for doubtful accounts and chargebacks. The Company may extend unsecured credit to its customers in the normal course of business.

         The Company's cash balances on deposit with banks are guaranteed by the Federal Deposit Insurance Corporation up to $100,000. The Company may be exposed to risk for the amounts of funds held in one bank in excess of the insurance limit. In assessing the risk, the Company's policy is to maintain cash balances with high quality financial institutions.

         The Company's products are primarily sold to department stores, specialty stores and boutiques in the United States. These customers can be significantly affected by changes in economic, competitive or other factors. In order to minimize the risk of loss, the Company assigns the majority of domestic accounts receivable to a factor without recourse. For non-factored and recourse receivables, account-monitoring procedures are utilized to minimize the risk of loss. Collateral is generally not required.

ACCOUNTS RECEIVABLE - ALLOWANCE FOR RETURNS, DISCOUNTS AND BAD DEBTS

         The Company evaluates the collectibility of accounts receivable and charge backs (disputes from the customer) based upon a combination of factors. In circumstances where the Company is aware of a specific customer's inability to meet its financial obligations (such as in the case of bankruptcy filings or substantial downgrading by credit sources), a specific allowance for bad debts is taken against amounts due to reduce the net recognized receivable to the amount reasonably expected to be collected. For all other customers, the Company recognizes an allowance for bad debts and uncollectible charge backs based on its historical collection experience. If collection experience deteriorates (for example, due to an unexpected material adverse change in a major customer's ability to meet its financial obligations to the Company), the estimates of the recoverability of amounts due could be reduced by a material amount.

FAIR VALUE OF FINANCIAL INFORMATION

         The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. ACCOUNTS RECEIVABLE AND DUE FROM FACTOR: Due to the short-term nature of the receivables, the fair value approximates the carrying value. ACCOUNTS PAYABLE, ACCRUED EXPENSES AND DUE TO SHAREHOLDER: Due to the short-term nature of the payables and shareholder loan, the fair value approximates the carrying value. Due to the related party nature of the shareholder loan, there is no imputed interest on the outstanding loan amounts.

SHIPPING AND HANDLING COSTS

         The Company records shipping and handling costs billed to customers as a component of revenue, and shipping and handling costs incurred by the Company for inbound and outbound freight are recorded as a component of cost of sales. Total shipping and handling costs included as a component of revenue for the years ended June 30, 2008 and 2007 amounted to approximately $30,000 and $35,000, respectively. Total shipping and handling costs included as a component of cost of sales amounted to approximately $937,000 and $117,000 for the years ended June 30, 2008 and 2007, respectively.

EARNINGS PER SHARE

         The Company computes and presents earnings per share in accordance with SFAS No. 128, "EARNINGS PER SHARE". Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the period. There were no stock options, warrants or other stock based awards outstanding during the years ended June 30, 2008 and 2007.

CLASSIFICATION OF EXPENSES

         COST OF GOODS SOLD - Cost of goods sold includes expenses primarily related to inventory purchases, freight and overhead expenses. Overhead expenses primarily consist of third party warehouse and shipping costs.

         SELLING EXPENSE - Selling expenses primarily include tradeshows, sales commissions, samples, marketing and promotion, and showroom expenses.

         GENERAL AND ADMINISTRATIVE EXPENSES - General and administrative expenses primarily include salaries, payroll taxes and employee benefits, bad debts, travel, professional fees, facility costs, depreciation and amortization expense, and other general corporate expenses.

CONSIDERING   THE  EFFECTS  OF  PRIOR  YEAR   MISSTATEMENTS   WHEN   QUANTIFYING
MISSTATEMENTS IN CURRENT YEAR FINANCIAL STATEMENTS.

         Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), was issued in September 2006. SAB 108 requires that public companies utilize a "dual-approach" to assessing the quantitative effects of financial misstatements. This dual approach includes both an income statement focused assessment and a balance sheet focused assessment. The guidance in SAB 108 must be applied to annual financial statements for fiscal years ending after November 15, 2006. The adoption of this pronouncement has not had a material impact on the Company's financial statements.

RECENTLY ISSUED ACCOUNTING STANDARDS

         In September 2006, the FASB issued SFAS No. 157, FAIR VALUE MEASUREMENTS. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is evaluating the impact of the adoption of this pronouncement on the Company's financial statements.

         In February 2007, the FASB issued SFAS No. 159, THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES. SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. Management is evaluating the impact of the adoption of this pronouncement on the Company's financial statements.

         In December 2007, the FASB issued SFAS No. 141(revised 2007), BUSINESS COMBINATIONS, and SFAS No. 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS. SFAS No. 141R improves reporting by creating greater consistency in the accounting and financial reporting of business combinations, resulting in more complete, comparable, and relevant information for investors and other users of financial statements. SFAS No. 141R requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAF No. 160 improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way--as equity in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The two statements are effective for fiscal years beginning after December 15, 2008 and management is currently evaluating the impact that the adoption of these statements may have on the Company's financial statements.

         In March 2008, the FASB issued SFAS No. 161, DISCLOSURES ABOUT DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--AN AMENDMENT OF FASB STATEMENT NO. 133. SFAS No. 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows and (d) encourages, but does not require, comparative disclosures for earlier periods at initial adoption. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

         In May 2008, the FASB issued SFAS No. 162 THE HIERARCHY OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The Statement is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, THE MEANING OF Present Fairly in Conformity With Generally Accepted Accounting Principles. The adoption of this pronouncement is not expected to have a material impact on the Company's financial statements.

         Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future financial statements.

NOTE 3 - DUE FROM FACTOR

         The Company uses a factor for working capital and credit administration purposes. Under the factoring agreement, the factor purchases a substantial portion of the Company's trade accounts receivable and assumes credit risk with respect to certain accounts.

         The factor agreement provides that the Company can borrow on the value of its approved factored customer invoices up to an amount determined by the factor. The factor commission ranges from 0.65% to 0.75% of the customer invoice amount for terms up to 60 days, plus one quarter of one percent (.25%) for each additional thirty-day term.

         Receivables sold in excess of maximums established by the factor are subject to recourse in the event of nonpayment by the customer. The Company is contingently liable to the factor for merchandise disputes and customer claims on receivables sold to the factor.

         To the extent that the Company draws funds prior to the deemed collection date of the accounts receivable sold to the factor, interest is charged at the factor's prime lending rate plus 0.5% per annum. Factor advances are collateralized by accounts receivable and all other assets of the Company. The Company terminated its factor agreement in July 2008 as a result of the formation of JLUS (Note 10).

         Due from factor is summarized as follows:

                                                             JUNE 30,
                                                   ----------------------------
                                                       2008             2007
                                                   -----------      -----------
Outstanding receivables:
  Without recourse ...........................     $   563,561      $   535,632
  With recourse ..............................          48,586           15,529
                                                   -----------      -----------
                                                       612,147          551,161
Matured funds ................................         299,799          204,178
Open credits .................................        (200,000)        (100,000)
                                                   -----------      -----------
                                                   $   711,946      $   655,339
                                                   ===========      ===========

NOTE 4 - ACCOUNTS RECEIVABLE

         Accounts receivable is summarized as follows:

                                                             JUNE 30,
                                                   ----------------------------
                                                       2008             2007
                                                   -----------      -----------

Trade accounts receivable ....................     $   657,149      $ 1,185,757
Less allowance for doubtful accounts .........        (343,105)        (232,000)
                                                   -----------      -----------
                                                   $   314,044      $   953,757
                                                   ===========      ===========

NOTE 5 - INVENTORY

         Inventory is summarized as follows:

                                                             JUNE 30,
                                                   ----------------------------
                                                       2008             2007
                                                   -----------      -----------

Finished goods inventory .....................     $   877,028      $ 1,287,098
Less reserve for obsolescence ................        (373,295)        (343,631)
                                                   -----------      -----------
                                                   $   503,733      $   943,467
                                                   ===========      ===========

NOTE 6 - PROPERTY AND EQUIPMENT

         Property and equipment is summarized as follows:

                                                             JUNE 30,
                                                   ----------------------------
                                                       2008             2007
                                                   -----------      -----------

Furniture and fixtures .......................     $    27,371      $    30,479
Leasehold improvements .......................          31,827           41,469
Computer software ............................           6,948           11,781
                                                   -----------      -----------
                                                        66,146           83,729
Less accumulated depreciation and amortization         (39,145)         (14,272)
                                                   -----------      -----------
                                                   $    27,001      $    69,457
                                                   ===========      ===========

         Depreciation and amortization expense amounted to $27,305 and $14,272 for the years ended June 30, 2008 and 2007, respectively.

NOTE 7- INTANGIBLE ASSET

         Intangible asset consists of exclusive  distribution  rights related to
J. Lindeberg branded apparel. Effective July 1, 2006, the Company purchased the existing business and distribution rights to sell products bearing the J. Lindeberg tradename in the United States from Triluxe Apparel Group Inc. The Company recorded the excess of costs over assets received to obtain the exclusive distribution rights to sell J. Lindeberg branded apparel in the United States as an intangible asset.

         Costs incurred related to the Company's distribution rights have an indefinite live, and therefore, no amortization expense is recorded in the related statements of operations.

         Distribution rights related to J. Lindeberg branded apparel are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the years ended June 30, 2008 and 2007, the Company has not recorded an impairment loss related to this intangible asset.

NOTE 8- OTHER ASSETS

         Other assets are summarized as follows:

                                                             JUNE 30,
                                                   ----------------------------
                                                       2008             2007
                                                   -----------      -----------

Retail store lease deposit ...................     $   325,000      $   325,000
Showroom lease deposit .......................          60,140             --
                                                   -----------      -----------
                                                   $   385,140      $   325,000
                                                   ===========      ===========

NOTE 9- DUE TO STOCKHOLDEER

         Due to stockholder consists of non-interest bearing cash advances from the Company's sole stockholder, J. Lindeberg, AB. During the year ended June 30, 2007, the stockholder contributed $800,000 of cash advances to the Company's capital account.

NOTE 10 - FORMATION OF J. LINDEBERG USA, LLC

         In June 2008, the Company signed a letter of intent to form a limited liability company with People's Liberation, Inc., a Delaware corporation. People's Liberation, Inc. markets and sells high-end casual apparel under the brand names "People's Liberation" and "William Rast." Pursuant to the letter of intent, the new entity, J. Lindeberg USA, LLC ("JLUS"), will source, market, and distribute J. Lindeberg(TM) branded apparel in the United States on an exclusive basis.

         Effective July 1, 2008, People's Liberation, Inc., through its wholly-owned subsidiary, Bella Rose, LLC (collectively "PPLB"), and the Company entered into an operating agreement and other related agreements for JLUS. The agreements provide that the Company and PPLB each hold a 50% interest in JLUS with the business of JLUS being operated by PPLB. Under the terms of the agreements, the Company contributed to JLUS $20,000 in cash as well as the majority of its operating assets consisting primarily of accounts receivable and inventory. PPLB contributed to JLUS $20,000 in cash and will be required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010. The agreements also provide that the Company will, among other things, make available to JLUS for purchase all new collections of J. Lindeberg(TM) branded apparel, and provide for the factory-direct purchase by JLUS of J. Lindeberg(TM) branded apparel on terms no less favorable than terms received by J. Lindeberg AB or its affiliates for the same or substantially the same merchandise. In addition, the agreements provide for a license from J. Lindeberg AB to JLUS of the J. Lindeberg(TM) trademark and other related trademarks for use in the United States on an exclusive basis for a period of 25 years.

         The following table summarizes the estimated fair values of the assets and liabilities contributed on July 1, 2008 to JLUS. The estimated fair value of accounts receivable is subject to adjustment if any of the accounts remain uncollected as of December 31, 2008. The capital account of the Company will be reduced by any contributed receivables that remain outstanding as of December 31, 2008. Member contribution receivable represents in-transit inventory contributed to JLUS by the Company in July 2008.


                 Current assets:
                   Cash .........................   $   20,000
                   Accounts receivable ..........      726,191
                   Inventory ....................      488,700
                   Member contribution receivable    1,002,669
                   Property and equipment .......       50,000
                   Deposits .....................      385,140
                                                    ----------
                     Total assets contributed ...    2,672,700
                                                    ----------
                 Current liabilities:
                   Due to stockholder ...........      385,140
                                                    ----------
                     Total liabilities assumed ..      385,140
                                                    ----------
                       Net assets contributed ...   $2,287,560
                                                    ==========

NOTE 11- INCOME TAXES

         The Company is a New York corporation and taxes are calculated at C-Corporation income tax rates.

         Deferred income taxes arise principally from temporary differences in the method of depreciating and amortizing intangible assets and property and equipment for income tax reporting purposes and the recognition of expense related to the allowance for doubtful accounts and inventory reserves for financial statement reporting purposes. The Company had Federal net operating losses available to carryforward to future periods of approximately $1.8 million as of December 31, 2007. Federal net operating losses expire beginning 2026 and state net operating losses expire beginning 2016. A valuation allowance has been provided for the deferred income tax asset related to net operating loss carryforwards. At this time, the Company cannot determine that it is more likely than not that it will realize the future income tax benefits related to its net operating losses.

         The benefit for income taxes for the years ended June 30, 2008 and 2007 consists of the following:

                                                        2008              2007
                                                     ---------         ---------
Federal:
    Current benefit (provision) .............        $    --           $    --
    Deferred benefit ........................           41,650           184,450
                                                     ---------         ---------
                                                        41,650           184,450
                                                     ---------         ---------
State:
    Current (provision) benefit .............           (2,404)             --
    Deferred benefit ........................            7,350            32,550
                                                     ---------         ---------
                                                         4,946            32,550
                                                     ---------         ---------
                                                     $  46,596         $ 217,000
                                                     =========         =========

         The difference between the benefit for income taxes and the expected income tax benefit determined by applying the statutory Federal and state income tax rates to pre-tax accounting income for the years ended June 30, 2008 and 2007 are as follows:

                                                            2008         2007
                                                          --------     --------

Federal statutory rate ............................           34.0%        34.0%
State taxes net of Federal benefit ................            6.0          6.0
  Net operating loss valuation allowance ..........          (36.7)       (28.0)
                                                          --------     --------

                                                               3.3%        12.0%
                                                          ========     ========


         The components of the Company's deferred income tax balances as of June 30, 2008 and 2007 are as follows:

                                                         2008           2007
                                                     -----------    -----------
Deferred income tax assets - current:
    Net operating loss carryforwards .............   $   784,000    $   505,000
    Bad debt reserve .............................       137,000         93,000
    Inventory reserve ............................       149,000        137,000
                                                     -----------    -----------
                                                       1,070,000        735,000
    Less:  Valuation allowance ...................      (784,000)      (505,000)
                                                     -----------    -----------
         Net deferred income tax assets - current    $   286,000    $   230,000
                                                     ===========    ===========

Deferred income tax asset - long-term:
    Property and equipment .......................   $     9,000    $     3,000

Deferred income tax liability - long-term:
    Distribution rights ..........................   $   (29,000)   $   (16,000)


NOTE 12 - RELATED PARTY TRANSACTIONS

         The Company purchases substantially all of its finished goods and samples from its sole stockholder, J. Lindeberg AB. J. Lindeberg AB also provides the Company with its working capital requirements. Inventory purchases and working capital advances are included in the due to stockholder balances at June 30, 2008 and 2007 (Note 9).

         Effective November 15, 2007, William Rast Sourcing, LLC entered into a design services agreement with Paris68 LLC and Johan and Marcella Lindeberg. William Rast Sourcing is a subsidiary of Bella Rose and is under common control by People's Liberation, Inc., both parties to the formation of JLUS (Note 10). The design services agreement provides that the William Rast brand lifestyle collection be developed and designed in collaboration with Paris68, the New York-based independent design consultancy of Johan and Marcella Lindeberg. Johan Lindeberg is a member of the board of directors of the Company's sole shareholder, J. Lindeberg AB. The design services agreement provides for the payment of design fees and royalties based on net sales.

NOTE 13 - EMPLOYMENT AGREEMENT

         In March 2008, the Company entered into an employment agreement with its general manager, Wayne Webster. The agreement provided for an initial term of one year and was renewable for an additional period of one year following the anniversary date of each year. Under the terms of the employment agreement, the general manager received an annual salary of $165,000. As a result of the formation of JLUS (Note 10), Mr. Webster's employment agreement was terminated and, effective July 1, 2008, Mr. Webster entered into an employment arrangement with PPLB under similar terms and conditions.

NOTE 14 - LEASES

         The Company leased its retail store space under a lease agreement commencing in July 2000 and expiring in June 2010. The Company leased its New York showroom under a lease agreement commencing in March 2008 and expiring in April 2011. The Company accounts for its leases in accordance with SFAS No. 13, whereby step provisions, escalation clauses, tenant improvement allowances, increases based on an existing index or rate, and other lease concessions are accounted for in the minimum lease payments and are charged to operations on a straight line basis over the related lease term. As a result of the formation of JLUS (Note 10), the Company's retail store and showroom leases were assigned to JLUS in July 2008. Total rent expense for the years ended June 30, 2008 and 2007 amounted to approximately $584,000.

         Future annual minimum payments due under the leases are summarized as follows:

                       YEARS ENDING JUNE 30,
                       2009 ................   $  588,347
                       2010 ................      609,782
                       2011 ................      106,975
                                               ----------
                                               $1,305,104
                                               ==========

NOTE 15 - CUSTOMER CONCENTRATION

         During the year ended June 30, 2008, one customer comprised greater than 10% of the Company's sales. Sales to this customer amounted to 10.9% of net sales for the year ended June 30, 2008. During the year ended June 30, 2007, there were no customers that comprised greater than 10% of the Company's sales. At June 30, 2008, receivables due from this customer are included in due from factor.

NOTE 16 - SUPPLIER CONCENTRATION

         During the years ended June 30, 2008 and 2007, the Company purchased substantially all of its finished goods purchases from its sole stockholder, J. Lindeberg AB.

NOTE 17 - OFF-BALANCE SHEET RISK AND CONTINGENCIES

         The Company's financial statements have been prepared assuming the Company will continue in business, although historically, the Company has incurred losses from inception and has negative working capital. As described in
Note 10, effective July 1, 2008, the Company has contributed the majority of its operating assets to a newly formed limited liability corporation, J. Lindeberg USA, LLC ("JLUS") and received a 50% interest in the new corporation. Under the terms of the operating agreement, JLUS' other 50% member, People's Liberation, Inc. ("PPLB"), will manage the business and is required to contribute up to a maximum of $1.5 million in working capital or related guaranties through December 2010. Management believes JLUS will be able to leverage the operating knowledge and experience of PPLB in the high-end apparel business to increase sales, reduce operating costs and improve profitability.

         Financial instruments that potentially subject the Company to off-balance sheet risk consist of factored accounts receivable. As described in
Note 3, the Company sells the majority of its trade accounts receivable to a factor and is contingently liable to the factor for merchandise disputes and other customer claims. At June 30, 2008, total factor receivables approximated $612,000.

         The Company may be subject to certain legal proceedings and claims arising in connection with its business. In the opinion of management, there are currently no claims that will have a material adverse effect on the Company's financial position, results of operations or cash flows.

         In accordance with the Company's certificate of incorporation, officers and directors are indemnified for certain events or occurrences arising as a result of the officer or director serving in such capacity. The term of the indemnification period is for the lifetime of the officer or director. The maximum potential amount of future payments the Company could be required to make under the indemnification provisions of its certificate of incorporation is unlimited. At this time, the Company believes the estimated fair value of the indemnification provisions of its certificate of incorporation is minimal and therefore, the Company has not recorded any related liabilities.

         The Company enters into indemnification provisions under its agreements in the normal course of business, typically with suppliers, customers, distributors and landlords. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has not recorded any related liabilities.